EXHIBIT 22.1
                         SUBSIDIARY COMPANIES AND STATE OR
                           JURISDICTION OF INCORPORATION

Atwood Oceanics Drilling Company                   Texas              100%

Swiftdrill, Inc.                                   Texas              100%

Eagle Oceanics, Inc.                               Texas              100%

Hunter Co.                                         Texas              100%

Falcon Co.                                         Texas              100%

Atwood Deep Seas, Ltd.                            Texas Limited        50%
                                                        Partnership

Atwood Falcon I, Ltd.                             Texas Limited        50%
                                                        Partnership

Atwood Oceanics Australia Pty. Ltd.                 Australia         100%

Atwood Oceanics Services Pty. Ltd.                  Australia         100%

Atwood Oceanics Platforms Pty. Ltd.                 Australia         100%

Deep Seas Drilling Pty. Ltd.                        Australia         100%

Atwood Oceanics Drilling Pty. Ltd.                  Australia         100%

Clearways Sdn. Bhd.                                  Malaysia          30%

Atwood Oceanics (M) Sdn. Bhd.                        Malaysia         100%

Clearways Offshore Development
     Drilling Sdn. Bhd.                              Malaysia          30%

Atwood Oceanics International, S.A.                   Panama          100%

Atwood Oceanics Pacific Limited                  Cayman Islands,      100%
                                                            B.W.I.

Aurora Offshore Services GmbH                     West Germany        100%

All Oceans Drilling B.V.                          Netherlands         100%

Atwood Oceanics Singapore Pte. Ltd.                Singapore          100%

Swiftdrill Nigeria Limited                           Nigeria           60%

P. T. Pentawood Offshore Drilling                  Indonesia           80%

Isobuild Sdn. Bhd.                                  Malaysia           90%

Vista Mayang Sdn. Bhd.                              Malaysia           90%

Atwood Oceanics West Tuna Pty. Ltd.                 Australia          50%

Atwood Oceanics (NZ) Ltd.                         New Zealand         100%
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